Highwater Ethanol, LLC

Volume 3, Issue 10 | Investor Update | Summer 2012

Facts:

- 70,225 jobs– annual employment impact of Minnesota corn and ethanol production. (MDA, 2008)
- $3.1 billion– annual economic output from Minnesota's ethanol industry. (MDA, 2010)
- $851 million– the amount of increase in the economic output of Minnesota ethanol production between 2007 and 2010. (MDA, 2010)
- 26,595,239 barrels– annual oil displaced by Minnesota ethanol production. (MDA, 2010)
- Ethanol held down the price of gasoline in Midwest by $1.37 per gallon and nationwide average by $0.89 in 2010. (Center for Agricultural/ Rural Development, 2011)

Check for updates

and future newsletters

on our website:

www.highwaterethanol.com

Contact Information:

24500 US HWY 14
PO Box 96
Lamberton, MN 56152

Phone: 507.752.6160
Toll Free: 888.667.3385
Fax: 507.752.6162

E-mail:
info@highwaterethanol.com

From the Board Chair...

Greetings From Highwater Ethanol and its board of directors. We continue to strive to have your company operate most efficiently for you, our investor owners.

Last winter at our annual meeting we shared that we were working hard to service debt and to build a cash reserve so that we would be in a better position to go through times of poorer margins in the industry. I am thankful that your board and management have chosen this course because the corn to ethanol margin has decreased. We are still making all of our debt service payments and believe that we will eventually see margins improve again but until than we will continue to look for ways to be even more efficient. We have seen these cycles before and expect to see better margins again.

We continue to meet with Butamax exploring the steps that will be needed to convert Highwater Ethanol from ethanol production to production of butanol. We are moving forward but realize this implementation will take time. Meanwhile we continue to look for ways to have Highwater be a strong competitor in the industry today. One area that is steadily growing is our demand for the DDGS from our plant. Regional livestock producers have realized the value of our product. We have especially seen a growth in our modified DDG sales.

We have had many beneficial rains this spring. Area farmers entered the growing season with very little soil moisture and have seen our subsoil moisture levels return to near normal again. We now have the potential for a good crop. A good supply of quality corn this fall will help in producing high quality DDGS and renewable fuels throughout the next season.

As we continue to experience changes, we will continue our efforts to position Highwater to be a competitive, lower cost producer, of high quality products. We will embrace change as an opportunity to become an even stronger company for you.



Sincerely,

David Molden,

Chairman– Highwater Ethanol



A message from the Highwater Ethanol, LLC CEO/GM Brian Kletscher



As I write this for our Summer 2012 newsletter, we are nearing three years of operation at Highwater Ethanol, LLC. The ethanol industry continues to follow the commodity markets. It has been a year filled with ups and downs.

Highwater Ethanol, LLC 1st and 2nd quarter financial and operational information for period November 1, 2011 – April 30, 2012. In the first six months of the fiscal year 2012, we have ground approximately 9,533,504 bu of corn while producing approximately 27,700,328 gallons of denatured ethanol. We have also produced approximately 58,268 tons of DDGs and approximately 30,339 tons of Modified DGs. The production numbers are above our projection in gallons produced, and right on our projected numbers for tons of DDGs. You may have noticed the production of Modified DGs has increased over the past six months. We continue to offer an excellent product and with this product we have been able to develop an excellent customer base.

What do the numbers look like from the efficiencies stand point? It breaks down like this.

Current Operations compared to Highwater Ethanol Performance Guarantee :

	Current Operations	Guarantee
Denatured ethanol per bushels	2.9055	2.89
Electricity Kw hours used per gallon	0.67	0.75
Natural Gas BTU used per gallon	23,980 btu	34,000 btu
Gallon of water used per gallon produced	2.15	no guarantee/projected 3 – 4

These production numbers have improved slightly from 2.89 to the 2.9055 denatured ethanol in the six month period. The quality of corn from this past harvest in 2011 and the continued plant efficiencies along with excellent employees have allowed your facility to become one of the most efficient facilities in the ethanol industry. You have heard me talk about the efficiencies in the past. Our efficiencies are a key component as we walk through these times where the margins are slim. Even though our efficiencies are among the top in the ethanol industry; as your management team and employees we continue to review new technology in regards to enzymes, yeast and mechanical items.

Even with the above mentioned efficiencies, margins are running in the negative area at this time. At the 2nd quarter end, we reported a net loss of $1,364,301. Even with the net loss, we continue to show a positive cash flow and remain on track with our debt reduction. Debt reduction continues to remain a key focus in the near future. We believe this focus will allow Highwater Ethanol to remain competitive for years to come.

The 2012 Annual meeting for Highwater Ethanol took place on Friday, March 2nd, 2012. Re-elected to the Highwater Ethanol Board of Governors were George Goblish, Warren Pankonin and Luke Spalj. We also reviewed the 2011 Highwater Ethanol Financials as well as the debt reduction of $8,524,113 for the Fiscal year 2011. Since that time we have reduced the debt an additional $2,724,101, as of the first quarter ending January 31st, 2012; we remain on track with our debt reduction. During the 2012 Annual Meeting, we were able to announce a Highwater Ethanol member distribution; this was a total of $500,000 or $100.95 per unit. This was paid in March 2012.

Highwater Ethanol supports the move from E10 blend to E15 blend; we believe the ethanol industry can respond to meeting the higher blend rates. We believe this potential higher blend rate goes well with the Federal Government thoughts on increasing energy security, creating U.S. Jobs, reducing transportation costs to everyday Americans, and improving the environment by displacing gasoline with low- carbon ethanol. We encourage you to contact your Federal representatives to continue to voice your opinions on the renewable fuels industry, which will continue supplying this nation with a dependable source of renewable energy.

Highwater Ethanol and Butamax: A Letter of Intent was signed with Butamax. This allows Highwater Ethanol to explore implementation of biobutanol technology at the plant and work towards definitive agreements with Butamax. Our strategy: Highwater Ethanol believes this will fit well into our long term plan as it is expected to offer the opportunity to be on the cutting edge of next generation biofuels production; that fits very well with the

Continued on page 5

The Financial Side of Things

I want to thank the members who were able to attend our annual meeting on March 2nd, 2012 and those who mailed in their proxies. We hope you found the meeting to be informational. On March 1st, 2012, the board of directors also declared our first dividend.



We continue to look for efficiencies from within the plant, inputs from our suppliers and other processes. Our modified distillers grain program has and continues to be a large success. We want to thank all of our customers for their support of both the dry and modified distiller grain programs.

The volatility of the corn and ethanol market of makes us concentrate on margin and cash flow management. We continual to track the relationship between corn and ethanol.

The K1's (tax statements) were once again delivered in a timely manner. All were sent out by January 31st, 2012. As always, please keep us up to dated on any contact information changes so we can stay in contact with you.

Sincerely,

Mark Peterson







This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as "may," "will," "should," "anticipate," "believe," "expect," "plan," "future," "intend," "could," "estimate," "predict," "hope," "potential," "continue," or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission ("SEC").

Changes in our business strategy, capital improvements or development plans; Changes in plant production capacity or technical difficulties in operating the plant; Changes in the environmental regulations that apply to our plant site and operations; Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries; Changes in the availability and price of natural gas and corn, and the market for ethanol and distillers grains; Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives); Overcapacity within the ethanol industry; Changes and advances in ethanol production technology; Competition in the ethanol industry and from alternative fuel additives; Lack of transportation, storage and blending infrastructure preventing ethanol from reaching high demand markets; Volatile commodity and financial markets; and the results of our hedging transactions and other risk management strategies.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.

From the Commodity Desk..



It is early June and we are already in the midst of weather being the driving force behind corn prices. The Lamberton area went from concerns of being too dry a couple months ago to now seeing some areas excessively wet. Let's hope this story ends like the Goldilocks fairy-tale and the regional crop is just right. The regional 2011 corn quality was exceptional, which helps our process and contributes to good quality co-products; distillers grains. Cenex Harvest States continues to be our marketer for the dried distillers grains, while the modified product is sold through Highwater. Our modified product consists of approximately 50% moisture while the dried distillers runs near 10% moisture. Sales volume for the modified went from 3-5% of our annual production in the first year of operations to now consisting of approximately 35% of the distillers sales. Highwater has earned a positive reputation for having exceptional feed quality, thus buyers seeking our product tend to pay a premium over other plants. The majority of ethanol plants extract part of the corn oil out of their distillers, which lowers the fat content by 4-5%. Highwater does not extract the oil, thus our fat content runs approximately 12-13% (on a dry matter basis). The extra fat content has increased value, especially to swine and poultry producers. Some other facts about our distillers product; on a dry matter basis crude protein tends to run from 28-30% and sulfur content is on the low end at approximately .4%. The low sulfur content is an attribute of the plant's design & process. The low sulfur content allows users to increase their inclusion rates; hearing reports from some of our cattle feeders pressing the inclusion rates to over 50% of the total ration.

Insights from the Plant Manager



As of May 2012, I have been working here at HWE for one year. And I can honestly say it has been interesting and very fulfilling. The plant is running well and all the employees are doing a very good job. With the margins a little tight we have to get all the efficiencies we can get and keep things running as smoothly as possible. Mother Nature has a hand in things from time to time but we work with that and keep moving along. As we move forward the future of HWE is always looking better and better. Our new warehouse/ maintenance shop is almost completed and that will help us out tremendously throughout the entire plant with storage and more room for the maintenance personnel to do their job. Overall I enjoy working at HWE and being able to work with the people that we have on staff.



Sincerely,

Greg Bergeron

Continued from page 2

current ethanol industry. We anticipate that the production of biobutanol will allow operations to remain consistent with our business model and to produce a renewable biofuel with the efficiencies upon which we currently pride our ethanol production. These efficiencies are expected to allow Highwater Ethanol the opportunity that every facility looks for in production of biofuels. We believe biobutanol production will enhance the biofuels industry as it fits very well with ethanol production.

We will be working with Butamax towards developing a scope of definitive agreements in the next six months. Our goal is to have the cost of manufacture competitive to ethanol on an energy equivalent basis. However, more importantly, our goal is for the production of biobutanol to provide sustainable improvement to our margins.

If we are able to reach definitive agreements with Butamax, the initial retrofit activities are expected to begin in early 2013 and initial commercial production in 2014. Chemical based butanol is currently used in a number of chemical applications, but its potential as a replacement for fossil based auto fuels has been known for decades. Up until now, there has not been a cost competitive commercial process to make biobutanol. The target market for our biobutanol production is expected to be the automotive fuels market. We anticipate that definitive agreements will include an off take agreement assuring the end use of biobutanol produced at the plant.

Our Mission Statement: To successfully build and operate an ethanol facility, which will be profitable to our investor owners, while contributing to the economic growth in the region. Every time your Board of Governors meets this is in front of them. It remains a focus of your management team. We will do our BEST to make you, our member owners, proud of Highwater Ethanol, LLC.

I want to recognize the Highwater Ethanol Employees in a few different areas.
Production: It takes a team effort to gain the efficiencies that we have at our facilities. Thank you for a job well done.
Safety: We have gone 860 days without a reportable accident. This shows in the pride that you take in your work, keeping the facility clean and in good repair, and the team work that is required for everyone to remain safe.
Positive Attitude: This does not happen overnight and again this is a team effort. Developing and maintaining this positive attitude allows you to be successful at Highwater Ethanol and in your personal life. Keep it up!!!
Pride in your job and the facilities: We would be unable to achieve any of the above if each employee did not take pride in doing their job well and pride in keeping the facility clean and in good repair. Thank you!

To our investor owners: Thank you for your patience! In trying market conditions since our start up, you have been patient. We will continue to work hard to reduce our debt and gain a positive margin.

Our management team in place consists of Mark Peterson, CFO, Greg Bergeron, Plant Manager, Tom Streifel, Risk/Commodity Manager, Matt Lenning, Operations Manager, Jon Osland, Maintenance Manager, Lisa Landkammer, Lab Manager. We have positioned our team to be successful in the ethanol industry.
Have a safe and Happy Summer!
We will take care of the present as we focus on the FUTURE!
Brian Kletscher, CEO/GM
Highwater Ethanol, LLC

Minnesota Bio-Fuels...

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WHO ARE WE?

The Minnesota Bio-Fuels Association is a non-profit trade association dedicated to representing the renewable fuels industry in Minnesota. We collaborate with stakeholders, support research, and inform consumers about renewable biofuels for today and tomorrow. We help Minnesota decrease dependence on petroleum while being mindful of the environment, energy security and local economic development.

HIGHWATER ETHANOL, LLC
24500 US HIGHWAY 14
PO BOX 96
LAMBERTON MN 56152

Have a great summer from the
Highwater Ethanol
Board of Directors,
Management
and Staff